UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019
TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, NY 10010
(Address of principle executive offices and zip code)
Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TIF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported, Pamela H. Cloud, Senior Vice President - Chief Merchandising Officer, will be leaving Registrant's organization effective July 31, 2020 (the “Effective Date”). Ms. Cloud ceased to be an executive officer of Registrant effective November 26, 2019. On April 2, 2020, Registrant and Tiffany and Company on the one hand (together, the “Company”), and Ms. Cloud on the other, entered into a Separation Agreement and Release (“Separation Agreement”).

The Separation Agreement provides: (i) Ms. Cloud’s employment may not be terminated prior to the Effective Date, other than for cause, but she will not be eligible for new equity or cash incentive awards after November 26, 2019; (ii) the Company will continue to pay Ms. Cloud’s base salary for a period of 15 months following the Effective Date (such period, the “Executive Severance Period”); (iii) the Company will pay Ms. Cloud the COBRA cost of continuing medical coverage for a period beginning on the Effective Date and ending on the earlier of (a) the end of the Executive Severance Period and (b) the date that she becomes eligible for substantially similar health insurance coverage with a subsequent employer; (iii) Ms. Cloud will be provided outplacement services; (iv) the Compensation Committee of Registrant’s Board of Directors will take such action as may be necessary to effect the following with respect to equity grants previously provided to Ms. Cloud that remain outstanding on the Effective Date: (x) stock options will continue to vest following the Effective Date, subject to the terms and conditions thereof, and will expire five years following the Effective Date, but in no event later than the ten-year anniversary of the grant date; (y) time-vesting restricted stock units that ordinarily would have vested within 12 months of the Effective Date will vest on the 60th day following the Effective Date and (z) performance-based restricted stock units will continue to vest following the Effective Date, subject to the terms and conditions thereof; and (v) the Retention Agreement, dated December 12, 2018, entered into by the Company and Ms. Cloud, providing for certain severance benefits in the event of a change in control followed by certain terminations of employment, is revoked and replaced by the terms of the Separation Agreement.

The benefits described in the foregoing (ii) to (iv) are subject to, and provided in exchange for: Ms. Cloud’s (A) execution, delivery and non-revocation of instruments effecting a release and waiver of claims in favor of the Company and its affiliates, and (B) agreement to return property of the Company, maintain the confidentiality of Company information and to cooperate in any investigation or litigation to which the Company is or may become subject, and (C) compliance with non-competition, no-hire and non-solicitation obligations that shall remain effective until the earlier of (1) the final day of the Executive Severance Period and (2) the occurrence of a change in control.

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.29 to this Form 8-K/A and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.29	Separation Agreement and Release, dated as of April 2, 2020, by and among Tiffany & Co., Tiffany and Company and Pamela H. Cloud.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: April 7, 2020

EXHIBIT INDEX

Exhibit No.	Description

10.29	Separation Agreement and Release, dated as of April 2, 2020, by and among Tiffany & Co., Tiffany and Company and Pamela H. Cloud.